As filed with the United States Securities and Exchange Commission on October 26, 2011

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	20-5997364
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
600 West Chicago Avenue
Suite 850
Chicago, Illinois 60654
(312) 642-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric D. Belcher
Chief Executive Officer
InnerWorkings, Inc.
600 West Chicago Avenue
Suite 850
Chicago, Illinois 60654
(312) 642-3700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Steven J. Gavin, Esq.
Matthew F. Bergmann, Esq.
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois  60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of the registration fee
Common Stock, $0.0001 par value per share	3,364,900	$8.40	$28,265,160	$3,240

(1)
The shares of common stock being registered will be issued to the selling stockholders named herein pursuant to a Share Purchase Agreement, dated as of October 24, 2011, by and among etrinsic Limited, Winthrop Limited, Christophe Delaune and InnerWorkings, Inc.

(2)
With respect to the shares of common stock being registered hereunder, estimated pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of computing the amount of the registration fee, based upon the average of the high and low prices of InnerWorkings, Inc.’s common stock on October 25, 2011 on the NASDAQ Global Select Market, which was approximately $8.40.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2011

PROSPECTUS

3,364,900 Shares

Common Stock

This prospectus relates to resales of shares of common stock that may be issued by us to Winthrop Limited, an English limited company, and Chrisophe Delaune, an individual, in connection with our acquisition of Production Graphics, a société par actions simplifiée (SAS) registered in France with the Nanterre Registry of Commerce and Companies and whose registered office is located in Boulogne-Billancourt, France (the “Acquisition”), pursuant to the terms of that certain Share Purchase Agreement, dated as of October 24, 2011, by and among us, etrinsic Limited, our wholly-owned subsidiary, Winthrop Limited and Christophe Delaune, pursuant to which we purchased all of the issued and outstanding shares of Productions Graphics.  Winthrop Limited and Christophe Delaune own 100% of the issued and outstanding shares of Productions Graphics and are referred to herein as the “selling stockholders.”  This prospectus registers up to 3,364,990 shares of our common stock on behalf of the selling stockholders, consisting of up (i) approximately 267,063 shares of common stock that will be issued to the selling stockholders within 60 days of the closing of the Acquisition if the Registration Statement of which this prospectus forms a part is declared effective by the Securities and Exchange Commission on or before December 23, 2011 and (ii) approximately 3,097,927 shares of common stock that may be issued if certain financial milestones are achieved by Production Graphics during certain measurement periods between October 1, 2011 and December 31, 2015.

The selling stockholders identified in this prospectus, or their pledges, donees, transferees or other successors in interest, may offer and sell the shares of common stock being offered by this prospectus from time to time in public or private transactions, or both.  These sales may occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.  The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both.  See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is traded on the NASDAQ Global Select Market under the symbol “INWK.”  On October 25, 2011, the closing sale price of our common stock on the NASDAQ Global Select Market was $8.37 per share.  You are urged to obtain current market quotations for our common stock.

A prospectus supplement may add, update or change information contained in this prospectus.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you make your investment decision.

_________________________

Investing in our common stock involves certain risks.  You should carefully read and consider the section entitled “Risk Factors” on page 4, the risk factors included in our periodic reports filed with the Securities and Exchange Commission, in any applicable prospectus supplement and in any other documents we file with the Securities and Exchange Commission.

_________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy and adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2011

TABLE OF CONTENTS

Page
About this Prospectus	2
Cautionary Note Regarding Forward-Looking Statements	2
Prospectus Summary	3
Risk Factors	4
Issuance of Common Stock to Selling Stockholders	5
Use of Proceeds	4
Selling Stockholders	6
Plan of Distribution	7
Legal Matters	9
Experts	9
Incorporation of Certain Information by Reference	9
Where You Can Find More Information	10

ABOUT THIS PROSPECTUS

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any amendment to this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with different information, and if anyone provides, or has provided you, with different or inconsistent information, you should not rely on it.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.  The information contained in this prospectus, as well as the information filed previously with the Securities and Exchange Commission (the “SEC”) and incorporated herein by reference, is accurate only as of the date of the document containing the information, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any sale of our common stock.

A prospectus supplement may add to, update or change the information contained in this prospectus.  You should read both this prospectus and the applicable prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”  In this prospectus, references to the “Company,” “InnerWorkings,” “registrant,” “we,” “us,” and “our” refer to InnerWorkings, Inc.  The phrase “this prospectus” refers to this prospectus and the applicable prospectus supplement, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industry in which we operate, our beliefs and our management’s assumptions.  In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, including those in certain of our filings with the SEC incorporated by reference herein.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

Other risks, uncertainties and factors, including those discussed in our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, could cause our actual results to differ materially from those projected in any forward-looking statements.  Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions or otherwise.

PROSPECTUS SUMMARY

This summary highlights important features of this offering and the information included or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in our common stock.  You should carefully read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus and the applicable prospectus supplement before you invest in our common stock.

InnerWorkings, Inc.

We are a leading provider of managed print and promotional procurement solutions to corporate clients across a wide range of industries. We combine the talent of our employees with our proprietary technology, extensive supplier base and domain expertise to procure, manage and deliver printed products as part of a comprehensive outsourced enterprise solution. Our technology and database of information is designed to capitalize on excess manufacturing capacity and other inefficiencies in the traditional print supply chain to obtain favorable pricing and to deliver high-quality products and services for our clients.

On October 24, 2011, we completed the acquisition of Productions Graphics, a société par actions simplifiée (SAS) registered in France with the Nanterre Registry of Commerce and Companies and whose registered office is located in Boulogne-Billancourt, France (the “Acquisition”), pursuant to that certain Share Purchase Agreement, dated as of October 24, 2011, by and among us, etrinsic Limited, our wholly-owned subsidiary, Winthrop Limited, an English limited company, and Christophe Delaune, pursuant to which we purchased all of the issued and outstanding shares of Productions Graphics (the “Share Purchase Agreement”).  Winthrop Limited and Christophe Delaune own 100% of the issued and outstanding shares of Productions Graphics and are referred to herein as the “selling stockholders.”

The aggregate purchase price payable to the selling stockholders for the Acquisition is an amount equal to up to €67,911,000 (the “Consideration”).  The Consideration will be payable as follows: (A) €4,191,000 paid in cash at closing, subject to a working capital adjustment; (B) the issuance within 60 days of closing of a number of shares of our common stock equal to €1,620,000 divided by the closing price (converted to Euros based upon the applicable exchange rate published by the European Central Bank on October 21, 2011) of our common stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which such shares are issued; provided, however, that, if such shares are not registered for resale pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), within 60 days of closing, we will pay the selling stockholders €1,620,000 in cash; and (C) up to €62,100,000 in cash and shares of our common stock if certain financial milestones are achieved during certain measurement periods between October 1, 2011 and December 31, 2015 (the “Earn-Out”).  See “Issuances of Common Stock to Selling Stockholders” below.

This prospectus relates to the resales of shares of our common stock that may be issued as Consideration by us to the selling stockholders.

Our principal executive offices are located at 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654.  Our telephone number is (312) 642-3700.  Our website is located at www.inwk.com.  The information on our website is not part of this prospectus.

The Offering

Common Stock Offered by the Selling Stockholders	3,364,900 shares(1)

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

NASDAQ Global Select Market Symbol	INWK
_________________

(1)
Includes 267,063 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders within 60 days of closing if the Registration Statement of which this prospectus forms a part is declared effective by the SEC on or before December 23, 2011.  The estimated number of  shares was determined by dividing €1,620,000  by the closing price (converted to Euros based upon the applicable exchange rate published by the European Central Bank on October 21, 2011) of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37. Also includes 3,097,927 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders in the future pursuant to the Earn-Out.  Pursuant to the terms of the Share Purchase Agreement, the maximum amount of the Earn-Out is €62,100,000, seventy percent (70%) of which is to be paid in cash and thirty percent (30%) of which is to be paid in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last day of the applicable measurement period (converted to Euros based upon the applicable exchange rate as published by the European Central Bank). The number of shares registered pursuant to the Earn-Out was estimated by dividing €18,630,000 (thirty percent (30%) of the maximum Earn-Out amount of €62,100,000) by the closing price of a share of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37 (converted to Euros based upon the applicable exchange rate published by the European Central Bank on October 25, 2011).  For purposes of the Registration Statement of which this prospectus forms a part, we have assumed all future payments, which are more fully described under “Issuance of Common Stock to Selling Stockholders,” will be earned in full.  The number of shares of our common stock to be issued to the selling stockholders for such future payments has not yet been determined and is therefore estimated herein. The exact number of shares will be determined by taking the specific future payment and dividing it by the closing price of our common stock as reported on the NASDAQ Global Select Market on the last day of the applicable measurement period (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on the last day of the applicable measurement period).

RISK FACTORS

You should carefully consider the risks under the caption “Risk Factors” in our filings with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision.   If any of these risks actually occur, there could be a material adverse effect on our business, financial condition, cash flows or results of operations. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.  These are not the only risks we face, and additional risks that are not yet identified or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS

The proceeds from the sale of shares of common stock offered pursuant to this prospectus are solely for the account of the selling stockholders.  We will not receive any proceeds from the sale of shares by the selling stockholders.  The selling stockholders will pay any underwriting discounts and commission and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.  We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, NASDAQ listing fees and fees and expenses of our counsel and our accountants.

ISSUANCE OF COMMON STOCK TO SELLING STOCKHOLDERS

On October 24, 2011, we completed the Acquisition of Productions Graphics pursuant to the Share Purchase Agreement.  The Consideration payable to the selling stockholders for the Acquisition is an amount equal to up to €67,911,000.  The Consideration will be payable as follows: (A) €4,191,000 paid in cash at closing, subject to a working capital adjustment; (B) the issuance within 60 days of closing of a number of shares of our common stock equal to €1,620,000 divided by the closing price (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on October 21, 2011) of our common stock on the NASDAQ Global Select Market on the trading day immediately prior to the date on which such shares are issued; provided, however, that, if such shares are not registered for resale pursuant to an effective registration statement under the Securities Act within 60 days of closing, we will pay the selling stockholders €1,620,000 in cash; and (C) up to €62,100,000 in cash and shares of our common stock if certain financial milestones are achieved during certain measurement periods between October 1, 2011 and December 31, 2015, as described below.

Pursuant to the Earn-Out, the selling stockholders will be eligible to receive up to five earn-out payments, having an aggregate maximum value of €49,600,000 (or €1,200,000 for the first measurement period, €5,900,000 for the second measurement period, €6,500,000 for the third measurement period, €14,000,000 for the fourth measurement period and €22,000,000 for the fifth measurement period), provided that Productions Graphics achieves certain financial objectives.  These objectives are defined in terms of EBITDA (as defined in the Share Purchase Agreement) and are as follows:

•
For the period beginning on October 1, 2011 and ending on December 31, 2011, Productions Graphics must achieve EBITDA of €1,000,000 or more in order for the selling stockholders to be entitled to receive €1,200,000.  Should EBITDA fall below €1,000,000, but equal or exceed €800,000, the selling stockholders shall be entitled to a pro-rata payout as defined in the Share Purchase Agreement.

•
For the period beginning on January 1, 2012 and ending on December 31, 2012, Production Graphics must achieve EBITDA of €2,300,000 or more in order for the selling stockholders to be entitled to receive €5,900,000.  Should EBITDA fall below €2,300,000, but equal or exceed €1,840,000, the selling stockholders shall be entitled to a pro-rata payout as defined in the Share Purchase Agreement.

•
For the period beginning on January 1, 2013 and ending on December 31, 2013, Production Graphics must achieve EBITDA of €3,400,000 or more in order for the selling stockholders to be entitled to receive €6,500,000.  Should EBITDA fall below €3,400,000, but equal or exceed €2,720,000, the selling stockholders shall be entitled to a pro-rata payout as defined in the Share Purchase Agreement.

•
For the period beginning on January 1, 2014 and ending on December 31, 2014, Production Graphics must achieve EBITDA of €5,300,000 or more in order for the selling stockholders to be entitled to receive €14,000,000.  Should EBITDA fall below €5,300,000, but equal or exceed €4,240,000, the selling stockholders shall be entitled to a pro-rata payout as defined in the Share Purchase Agreement.

•
For the period beginning on January 1, 2015 and ending on December 31, 2015, Production Graphics must achieve EBITDA of €7,200,00 or more in order for the selling stockholders to be entitled to receive €22,000,000.  Should EBITDA fall below €7,200,000, but equal or exceed €5,760,000, the selling stockholders shall be entitled to a pro-rata payout as defined in the Share Purchase Agreement.

In addition, the selling stockholders shall be eligible to receive an additional payment pursuant to the Earn-Out of up to a maximum of €12,500,000 if Cumulative EBITDA (as defined in the Share Purchase Agreement) equals or exceeds €30,000,000 for the period beginning on October 1, 2011 and ending on December 31, 2015.  Should Cumulative EBITDA fall below €30,000,000, but equal or exceed €24,000,000, the selling stockholders shall be entitled to receive to a pro-rata payout as defined in the Share Purchase Agreement.

All Consideration paid in connection with the Earn-Out will be paid seventy percent (70%) in cash and thirty percent (30%) in shares of our common stock based on the closing price of our common stock on the NASDAQ Global Select Market on the last day of the applicable measurement period (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on the last day of the applicable measurement period).

For purposes of this registration statement, we have assumed that the selling stockholders will receive all future payments available under the Share Purchase Agreement in full.

This prospectus relates to the resales of shares of our common stock that may be issued as Consideration by us to the selling stockholders.

SELLING STOCKHOLDERS

If certain requirements are satisfied as discussed under “Issuances of Common Stock to Selling Stockholders,” we may in the future issue the shares of common stock covered in this prospectus in a private placement pursuant to the Share Purchase Agreement.

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of October 25, 2011 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act, which assumes that the selling stockholders will receive (i) 267,063 shares of our common stock, which is an estimate of the number of shares that may be issued to the selling stockholders within 60 days of closing if the Registration Statement of which this prospectus forms a part is declared effective by the SEC on or before December 23, 2011 (the “Initial Shares”) and (ii) 3,097,927 shares of our common stock, which is an estimate of the number of  shares that may be issued to the selling stockholders in the future pursuant to the Earn-Out.  The estimated number of Initial Shares was determined by dividing €1,620,000 by the closing price (converted to Euros based upon the applicable exchange rate published by the European Central Bank on October 21, 2011) of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37. Since the amount of the Earn-Out cannot be determined until each applicable measurement period has expired, we have assumed for purposes of reporting the beneficial ownership of the selling stockholders that the maximum amount of shares have been earned pursuant to the Earn-Out.  The estimated number of Earn-Out shares was determined by dividing €18,630,000 (thirty percent (30%) of the maximum Earn-Out amount of €62,100,000) by the closing price (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on October 25, 2011) of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37.  The number of shares we are required to issue may be greater or less than the assumed amount depending on (i) whether this Registration Statement is declared effective within 60 days of the closing of the Acquisition and we are therefore required to issue the Initial Shares, (ii) the price of our common stock on the dates that we are required to use to determine the number of shares of our common stock to be issued and (iii) whether the selling stockholders are otherwise eligible to receive the shares.

The address for both selling stockholders is c/o Production Graphics, 42 Rue Des Tilleuls, 92100 Boulogne Billancourt, France.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to the Offering(1)(2)		Number of Shares of Common Stock Being Offered(2)(3)
	Number	Percentage
Winthrop Limited	3,196,655	6.9%	3,196,655
Christophe Delaune	168,245	*	168,245
___________
*   less than 1%

(1)
“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is determined as of October 25, 2011, and the percentages are based upon 46,539,158 shares of our common stock outstanding as of October 25, 2011. Unless otherwise indicated, each selling stockholder listed has sole voting and investment power with respect to the shares of common stock beneficially owned by such stockholder.

(2)
Includes the respective interest of each selling stockholder in the Initial Shares, which is an estimate of the number of shares that may be issued to the selling stockholders within 60 days of closing if the Registration Statement of which this prospectus forms a part is declared effective by the SEC by December 23, 2011, which was estimated by dividing €1,620,000 by the closing price (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on October 21, 2011) of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37.  Also includes the respective interest of each selling stockholder in the maximum additional shares that the selling stockholders can earn based on assumed future aggregate share payments pursuant to the Earn-Out of €18,630,000 (thirty percent (30%) of the maximum Earn-Out amount of €62,100,000) divided by the closing price (converted to Euros based upon the applicable exchange rate as published by the European Central Bank on October 25, 2011) of our common stock on the NASDAQ Global Select Market on October 25, 2011, which was $8.37.

(3)
The selling stockholders might not sell any or all of the shares offered by this prospectus.  Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are current no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time in one or more transactions on the Nasdaq Global Select Market or any other organized market where our shares of common stock may be traded, sell any or all of their shares of our common stock through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale.  The selling stockholders may distribute the shares of our common stock from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	one or more block trades in which the broker-dealer will attempt to sell the shares as agent or principal of all of the shares held by the selling stockholder;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the Registration Statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the Registration Statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of our common stock to be offered for resale by the selling stockholders under this prospectus will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. Any statement contained or incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any subsequently filed document which also is incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2011, May 31, 2011, June 20, 2011, August 18, 2011, September 23, 2011 and October 25, 2011; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2011.

All documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before all of the securities offered by this prospectus are sold are incorporated by reference in this prospectus from the date of filing of the documents, unless we specifically provide otherwise.  Information that we file with the SEC will automatically update and may replace information previously filed with the SEC.

You may obtain, without charge, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

Information contained on our website, http://www.inwk.com, is not a prospectus and does not constitute part of this prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.  You may obtain a copy of these filings at no cost by writing or telephoning us at the following address: InnerWorkings, Inc., 600 West Chicago Avenue, Suite 850, Chicago, Illinois 60654, phone number (312) 642-3700.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses to be incurred by InnerWorkings, Inc. in connection with the registration of the securities under this Registration Statement, all of which will be borne by InnerWorkings, Inc.

Securities and Exchange Commission Registration Fee	$3,240
Legal Fees and Expenses	50,000
Accountants’ Fees and Expenses	6,000
Printing Expenses	0
Miscellaneous	1,760

Total	$61,000

Item 15.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

Our Second and Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws generally provide that, subject to certain limitations, we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in such proceeding; except that we shall only be required to indemnify an indemnified person in connection with a proceeding (or part thereof) commenced by such indemnified person if the commencement of such proceeding (or part thereof) by the indemnified person was authorized in advance by the Board of Directors.

Both the DGCL and our By-laws specifically state that their indemnification provisions shall not be deemed exclusive of any other indemnity rights a director may have. Section 145 of the DGCL and our By-laws permit us to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we have entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions provided in the DGCL. These indemnification agreements may require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements may also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. However, an individual will not receive indemnification for judgments, settlements or expenses if he or she is found liable to us (except to the extent the court determines he or she is fairly and reasonably entitled to indemnity for expenses that the court shall deem proper).

Item 16. Exhibits.

Exhibit Number	Description

2.1
Share Purchase Agreement, dated as of October 24, 2011, by and among etrinsic Limited, Winthrop Limited, Christophe Delaune and InnerWorkings, Inc. (incorporated by reference to Exhibit No. 10.1  to our Current Report on Form 8-K filed on October 25, 2011).

3.1	Second Amended and Restated Certificate of Incorporation of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.1 to our Registration Statement on Form S-1/A filed on January 5, 2007).

3.2	Amended and Restated By-laws of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.2 to our Registration Statement on Form S-1/A filed on January 5, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1**	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).
_____________________
*	Filed herewith.
**	To be filed by amendment.

Item 17.    Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b)
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Security Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 26, 2011.

INNERWORKINGS, INC.

By:	/s/ Joseph M. Busky
Joseph M. Busky
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of Eric D. Belcher and Joseph F. Busky his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for the undersigned and in the name of the undersigned, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eric D. Belcher	President and Chief Executive Officer	October 26, 2011
Eric D. Belcher	(principal executive officer) and Director

/s/ Joseph M. Busky	Chief Financial Officer	October 26, 2011
Joseph M. Busky	(principal accounting and financial officer)

/s/ Jack M. Greenberg	Chairman of the Board	October 26, 2011
Jack M. Greenberg

/s/ John R. Walter	Director	October 26, 2011
John R. Walter

/s/ Peter J. Barris	Director	October 26, 2011
Peter J. Barris

/s/ Sharyar Baradaran	Director	October 26, 2011
Sharyar Baradaran

/s/ Linda S. Wolf	Director	October 26, 2011
Linda S. Wolf

/s/ Eric P. Lefkofsky	Director	October 26, 2011
Eric P. Lefkofsky

/s/ Charles K. Bobrinskoy	Director	October 26, 2011
Charles K. Bobrinskoy

/s/ J. Patrick Gallagher, Jr.	Director	October 26, 2011
J. Patrick Gallagher, Jr.

EXHIBIT INDEX

Exhibit Number	Description

2.1
Share Purchase Agreement, dated as of October 25, 2011, by and between etrinsic Limited, Winthrop Limited, Christophe Delaune and InnerWorkings, Inc. (incorporated by reference to Exhibit No. 10.1 to our Current Report on Form 8-K filed on October 25, 2011).

3.1	Second Amended and Restated Certificate of Incorporation of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.1 to our Registration Statement on Form S-1/A filed on January 5, 2007).

3.2	Amended and Restated By-laws of InnerWorkings, Inc. (incorporated by reference to Exhibit No. 3.2 to our Registration Statement on Form S-1/A filed on January 5, 2007).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to our Registration Statement on Form S-1/A filed on August 8, 2006).

5.1**	Opinion of Winston & Strawn LLP.

23.1*	Consent of Ernst & Young LLP.

24.1*	Power of Attorney (included on signature page).
_____________________
*	Filed herewith.
**	To be filed by amendment.